UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2013

THE COMMUNITY FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	0-18279	52-1652138
(State or other Jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3035 Leonardtown Road, Waldorf, Maryland 20601

(Address of principal executive offices)

(301) 645-5601

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On November 5, 2013, the Boards of Directors of The Community Financial Corporation (the “Company”) and its wholly-owned subsidiary, Community Bank of the Chesapeake (the “Bank”), appointed William J. Pasenelli as President and Chief Executive Officer of the Company and the Bank effective July 1, 2014. In addition, the Board of Directors of the Company appointed Todd L. Capitani as Executive Vice President and Chief Financial Officer of the Company and Michael L. Middleton as Executive Chairman of the Board of Directors of the Company effective July 1, 2014.

Prior to his November 5, 2013 appointment, Mr. Pasenelli (54 years old) was President and Chief Financial Officer of the Company and President of the Bank. Mr. Pasenelli joined the Bank as Chief Financial Officer in April 2000 and was named President of the Bank in 2010 and President of the Company in May 2012. Before joining the Bank, Mr. Pasenelli had been Chief Financial Officer of Acacia Federal Savings Bank, Annandale, Virginia, since 1987.

Mr. Capitani (46 years old) has served as the Bank’s Executive Vice President and Chief Financial Officer since 2012. Prior to his position as Executive Vice President and Chief Financial Officer, Mr. Capitani had served as the Bank’s Finance Officer since 2009. Mr. Capitani previously served as a Senior Manager at Deloitte Consulting and as Chief Financial Officer at Ruesch International, Inc.

Item 9.01 Financial Statements and Exhibits

Exhibits

Number	Description

99.1	Press Release dated November 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2013	By:	/s/ William J. Pasenelli
William J. Pasenelli
President and Chief Executive Officer